EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 8, 2007, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-145254) and the related Prospectus of Allegro MicroSystems, Inc. dated November 30, 2007.
/s/ Ernst & Young LLP
Boston, Massachusetts
November 28, 2007